MARCUMBP
ACCOUNTANTS ▲ ADVISORS
麦楷博平

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement of NOCERA, INC. on Form 1-A of our report dated April 15, 2019, with respect to our audits of the consolidated financial statements of NOCERA, INC. as of December 31, 2017 and 2018 and for the years ended December 31, 2017 and 2018, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

Marcum Bernstein & Pinchuk LLP

Beijing, China
October 30, 2019